Exhibit 23.1

Consent of Independent Auditors

The Board of Directors

Nuvelo, Inc.

We consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-112209) and the related prospectus, the registration statements on Form S-3 (Nos. 333-70134, 333-90458, 333-103257 and 333-106873) and the registration statements on Form S-8 (Nos. 333-68170, 333-68172, 333-101276, 333-103055 and 333-108563) of Nuvelo, Inc. and subsidiaries (formerly Hyseq, Inc.) of our report dated February 2, 2004, with respect to the consolidated balance sheets of Nuvelo, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in this Form 8-K of Nuvelo, Inc. filed with the Securities and Exchange Commission on February 19, 2004, and to the reference to our firm under the heading “Experts” in the prospectus supplement dated February 19, 2004.

/s/    KPMG LLP

San Francisco, California

February 18, 2004